Exhibit 10.28

AMENDMENT NUMBER 3 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into as of January 16, 2004, by and among, on the one hand WELLS FARGO FOOTHILL, INC., a California corporation, formerly known as Foothill Capital Corporation (“Lender”) and, on the other hand MIKOHN GAMING CORPORATION, a Nevada corporation (“Borrower”), and the other Obligors identified on the signature pages hereof.

W I T N E S S E T H

WHEREAS, Borrower, the other Obligors and Lender are parties to that certain Loan and Security Agreement, dated as of February 14, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that Lender waive non-compliance with a certain financial covenant and that the Loan Agreement be amended to provide for a reset of such financial covenant; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Lender is willing to so consent to the amendment of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT.

(a) Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definition in its entirety:

“Consolidated EBITDA” means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

(1) Consolidated income tax expense;

(2) Consolidated depreciation and amortization expense;

(3) Consolidated Interest Expense;

(4) All other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries; and

(5) With respect to Borrower, (x) a one-time charge related to bond redemption expenses of no greater than $5,200,000, and (y) a one-time charge related to cash severance expenses of no greater than $1,100,000; each such charge as demonstrated to Lender’s satisfaction and taken during the fiscal quarter of Borrower ending December 31, 2003; less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is less than a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of Borrower in such Subsidiary.

“Revolving Loan B Reserve” means $10,000,000; provided, however, that so long as no Event of Default has occurred and is continuing, the Revolving Loan B Reserve shall be zero, effective from the first day of the calendar month immediately following Lender’s receipt of a Compliance Certificate which demonstrates Consolidated EBITDA of Obligors for the immediately preceding three consecutive fiscal quarters of no less than $20,000,000 on an annualized basis (provided that such Compliance Certificate is received by Lender no later than 11:00 a.m., California time, at least 1 Business Day prior to the first day of such calendar month) until the earliest to occur of any of the following: (x) the date on which Lender receives a Compliance Certificate which fails to demonstrate Consolidated EBITDA of Obligors for the immediately preceding three consecutive fiscal quarters of no less than $20,000,000 on an annualized basis; (y) the failure to deliver any Compliance Certificate by the date required hereunder (after giving effect to any applicable grace period); and (z) the occurrence of an Event of Default. The occurrence of any event described in clauses (x), (y) and (z) above shall automatically cause the Revolving Loan B Reserve to be $10,000,000, effective immediately.

(b) Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) Minimum Consolidated EBITDA. Consolidated EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$8,000,000	For the 12 month period ending December 31, 2003

$8,000,000	For the 12 month period ending March 31, 2004

$6,500,000	For the 12 month period ending June 30, 2004

$6,500,000	For the 12 month period ending September 30, 2004

$8,000,000	For the 12 month period ending on the last day of each fiscal quarter thereafter

3. LIMITED ONE-TIME WAIVER. Lender grants to Borrower a limited one-time waiver of Section 7.20(a)(i) of the Loan Agreement, effective as of September 30, 2003, with respect only to Borrower’s fiscal quarter ended September 30, 2003. This waiver is not a waiver of any subsequent Default or Event of Default of the same provisions of the Loan Agreement, nor is it a waiver of any other current or future Default or Event of Default. Lender is not obligated to provide this or any other waiver of its default rights.

4. REAFFIRMATION AND CONSENT. Each Guarantor hereby (a) represents and warrants to Lender that the execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by this Amendment; (c) acknowledges and reaffirms its obligations owing to Lender under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Lender has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.

5. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) Lender shall have received from Borrower an amendment fee (the “Amendment Fee”) in the amount of $18,000. Upon Lender’s receipt of a copy of this Amendment executed by Borrower and the other Obligors, Lender shall be authorized to charge

Borrower’s Loan Account the Amendment Fee, which Amendment Fee shall be non-refundable when charged;

(c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Obligor or Lender.

6. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEVADA.

7. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

8. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9. MISCELLANEOUS.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MIKOHN GAMING CORPORATION,
a Nevada corporation, as Borrower

By:

Title:

CASINO EXCITEMENT, INC.,
a Nevada corporation, as a Guarantor

By:

Title:

GAMES OF NEVADA, INC.,
a Nevada corporation, as a Guarantor

By:

Title:

MGC, INC.,
a Nevada corporation, as a Guarantor

By:

Title:

MIKOHN INTERNATIONAL, INC.,
a Nevada corporation, as a Guarantor

By:

Title:

MIKOHN NEVADA,
a Nevada corporation, as a Guarantor

By:

Title:

PROGRESSIVE GAMES, INC.,
a Delaware corporation, as a Guarantor

By:

Title:

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Lender

By:

Title: